Exhibit 99.1

Premier Devices, Inc.

Financial Statements

INDEPENDENT AUDITOR’S REPORT

We have audited the accompanying consolidated balance sheet of Premier Devices, Inc. (a California corporation) and subsidiaries as of December 31, 2005, and the related consolidated statements of income, changes in shareholder’s equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Premier Devices, Inc. and subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

March 15, 2006

Redwood City, California

PREMIER DEVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$4,064
Accounts receivable - net	7,657
Receivable from related party	18
Inventory - net	7,798
Notes receivable	545
Other current assets	431
Deferred income tax - current	146

Total Current Assets	20,659

Property, Equipment and Software - Net	3,361

Other Assets:
Deferred income tax - noncurrent	114
Deposits	50

Total Other Assets	164

Total Assets	$24,184

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$3,123
Payable to related party	753
Accrued expenses	3,031
Notes payable	421
Capital lease payable - current	285
Income tax payable	1,647
Other payable	104

Total Current Liabilities	9,364

Long-term Liabilities:
Capital lease payable - noncurrent	412
Pension reserve	1,642

Total Long-term Liabilities	2,054

Total Liabilities	11,418

Shareholder’s Equity:
Common stock, $1 par value:
Authorized shares - 10,000,000
Issued and outstanding shares - 1,561,000	1,561
Retained earnings	11,160
Cumulative translation adjustment	45

Total Shareholder’s Equity	12,766

Total Liabilities and Shareholder’s Equity	$24,184

The accompanying notes are an integral part of these financial statements.

PREMIER DEVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(In thousands, except net income per share)

YEAR ENDED DECEMBER 31, 2005
Sales - net	$45,160
Cost of sales	30,896

Gross profit	14,264
Operating expenses	8,028

Operating income/(loss)	6,236

Other income/(expenses):
Interest income	21
Interest expense	(161)
Other income	156
Loss on disposal of assets	(56)
Currency exchange gain	8

Total other income/(expenses)	(32)

Income before provision for income taxes	6,204
Provision for income taxes	1,686

Net income	$4,518

Net income per share	$2.89

Weighted average shares used in calculation of net income per share	1,561

The accompanying notes are an integral part of these financial statements.

PREMIER DEVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

(In thousands)

			Retained Earnings	Cumulative Translation Adjustment	Total Shareholder’s Equity	Comprehensive Income/ (Loss)
	Common Stock
	Shares	Value
Balance at December 31, 2004	1,561	$1,561	$6,642	$460	$8,663	$—
2005 Net income	—	—	4,518	—	4,518	4,518
Translation Adjustment	—	—	—	(415)	(415)	(415)

Total 2005 Comprehensive Income						$4,103

Balance at December 31, 2005	1,561	$1,561	$11,160	$45	$12,766

The accompanying notes are an integral part of these financial statements.

PREMIER DEVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

YEAR ENDED DECEMBER 31, 2005
Cash Flows from Operating Activities:
Net income	$4,518
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	692
Loss on disposal of assets	56
Bad debt expense	131
Deferred taxes	(91)
Changes in assets and liabilities:
Increase in accounts receivable	(3,539)
Decrease in receivable from related party	65
Increase in inventory	(2,843)
Decrease in prepaid expenses	250
Increase in deposits	(18)
Decrease in other current assets	135
Increase in accounts payable	1,391
Increase in accrued expenses	1,706
Decrease in pension reserve	(15)
Increase in income tax payable	1,639
Increase in payables to related party	135
Decrease in other payable	(307)

Net Cash Provided by Operating Activities	3,905
Cash Flows from Investing Activities:
Purchases of property, equipment and software	(2,764)

Net Cash Used for Investing Activities	(2,764)
Cash Flows from Financing Activities:
Proceeds from notes	300
Payments of notes	(424)
Borrowings on capital leases	546
Capital lease payments	(161)

Net Cash Provided by Financing Activities	261
Effect of exchange rates on cash	(415)

Net Increase in Cash and Cash Equivalents	987
Cash and Cash Equivalents - Beginning of Year	3,077

Cash and Cash Equivalents - End of Year	$4,064

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Income taxes	$917

Interest	$161

The accompanying notes are an integral part of these financial statements.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

1.	ORGANIZATION AND NATURE OF BUSINESS

Premier Devices, Inc. (the Company) was incorporated under the laws of the State of California on September 30, 1999. The Company designs and produces broadband communication product solutions which support a wide array of applications—including cellular telephones and networks, mobile data applications, wireless local loop, broadband/CATV, wireless local area networks, satellite communications, vehicle sensors, navigation, and radar. The Company’s standard product line includes Transformers, Splitters, Couplers, Mixers, Amplifiers, Oscillators, and Circulators. The Company has design and production centers in San Jose, California; Shanghai, China; and Nuermberg, Germany.

The Company is fully owned by Phillip and Yeechin Liao. The Company has a wholly owned subsidiary in China, Premier Devices Inc. Shanghai (PDS). The Company also wholly owns another subsidiary in Germany, Premier Devices Germany GmbH (PDG), through a Germany holding company, Premier Devices Germany Holding GmbH (PDGH).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company uses the accrual method of accounting for financial statements and income tax purposes.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue from product sales when units are shipped. Drop-ship sales are not recognized as revenue until products are directly shipped to the customers.

Cash Equivalents

Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash, and so near their maturity that they present insignificant risk of changes in interest rates. The Company considers all money market funds and highly liquid financial instruments purchased with original maturities of three months or shorter at investment date to be cash equivalents.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Inventory

The Company values its inventory at lower of cost or market, cost being determined using moving average. Inventory consisted of raw material, work-in-progress, and finished goods. Costs include direct material costs, direct production costs as well as production overheads. Overheads are allocated according to the absorption costing principle.

Property, Equipment and Software

Property, equipment and software are stated at cost. Additions and betterments are capitalized to the property accounts, while maintenance and repairs, which do not enhance the useful lives of the assets, are expensed as incurred. Depreciation is computed using the straight-line method with estimated useful lives of 1 to 14 years. If unusual circumstances indicate that the fair value of the asset is below its recorded amount of carrying value, assets are subject to a write-down to reflect an impairment of value.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates and assumptions.

Concentration of Credit Risk

The management of the Company extends credit, based on the evaluation of each customer’s financial condition, and generally requires no collateral from its customers. Credit losses, if any, have been provided for in the financial statements and have been generally within management’s expectation.

Research and Development

Expenditures for research activities relating to product development are expensed as incurred. The expenditures consist primarily of professional consulting services, design and development activities, and costs of engineering materials and supplies. Such expenditures amounted to $1,727,000 for the year ended December 31, 2005.

Major Suppliers and Customers

For the year ended December 31, 2005, approximately 76% of the Company’s revenue was from five major customers. The Company had no major suppliers for the year ended December 31, 2005.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Net Income Per Share

The computation of net income per share is based on the weighted average number of shares of common stock outstanding during the year ended December 31, 2005.

Foreign Currency Adjustment

The financial position and results of operations of the Company’s foreign subsidiaries are measured using the foreign subsidiaries’ local currency as the functional currency. Revenues and expenses have been translated into U.S. dollars at average exchange rates prevailing during the year. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gains and losses are recorded directly as a separate component of shareholder’s equity. Foreign currency translation resulted in a loss of $415,000 for the year ended December 31, 2005.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations when incurred. Foreign currency transaction resulted in a gain of $8,000 for the year ended December 31, 2005.

Comprehensive Income/(Loss)

Comprehensive income/(loss) is comprised of net income and other comprehensive income/(loss). Other comprehensive income/(loss) includes certain changes in equity that are excluded from net income/(loss), such as, translation adjustments, unrealized holding gains and losses on available-for-sale marketable securities and certain derivative instruments. For the year ended December 31, 2005, the only components in the comprehensive income are the net income and translation adjustments.

3.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents consisted of the following in thousands as of December 31, 2005.

Petty Cash	$96
Checking/Current	2,915
Money Market	1,053

Total cash and cash equivalents	$4,064

The Company maintains its cash balances at the banks within the United States of America as well as in foreign countries where its subsidiaries conduct business. The funds in the US are FDIC insured up to $100,000 per bank. As of December 31, 2005, the account balance in the US exceeded the federal depository insurance limit by $1,156,000. The subsidiaries’ funds in Germany and China totaled $5,321,000 as of December 31, 2005, of which $98,000 was pledged to the bank as a security for vendor payment guarantee. The

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

difference between the bank balance and the book balance is due to reconciling items such as outstanding checks and deposit in transit.

4.	ACCOUNTS RECEIVABLE

At December 31, 2005, the accounts receivable balance in thousands was as follows:

Accounts receivable	$7,792
Less: Allowance for doubtful accounts	(135)

Accounts receivable – net	$7,657

The Company estimated its allowance for loss on receivable based on a review of the existing receivables, past collection experience and management’s evaluation of economic conditions. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts could differ from the actual losses. Total bad debt expense amounted to $131,000 for the year ended December 31, 2005.

5.	INVENTORY

Inventory in thousands consisted of the following as of December 31, 2005:

Raw materials	$4,726
Work-in-progress	730
Finished goods	2,982
Production supplies	40

Subtotal	8,478
Less: Reserve for obsolescence	(680)

Inventory – net	$7,798

6.	PROPERTY, EQUIPMENT AND SOFTWARE

Property, equipment and software consisted of the following as of December 31, 2005:

Furniture and equipment	$3,468
Leasehold improvements	225
Motor vehicles	150
Computer software and licenses	739
Construction in progress	32

Total property, equipment and software	4,614
Less: accumulated depreciation	(1,253)

Total Property, Equipment and Software – Net	$3,361

Depreciation expense for the year ended December 31, 2005 was $692,000.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

7.	NOTES RECEIVABLE AND PAYABLE

Notes receivable represent PDS’ trade receivable payment received in bank acceptance notes, which were discounted to two banks for earlier collection, resulting in corresponding notes payable.

8.	ACCRUED EXPENSES

Accrued expenses consisted of the following in thousands as of December 31, 2005:

Employee compensation	$1,265
Payroll taxes	321
Professional fees	564
Value added taxes	183
Foreign currency hedging	284
Others	414

Total Accrued Expenses	$3,031

9.	LEASE COMMITMENTS

Operating Lease

The Company leases its operating and office facilities in the US for various terms under long-term, non-cancelable operating lease agreements. Rental expense for the US facilities was $190,000 for the year ended December 31, 2005.

Future minimum lease payments in thousands for the leases are as follows:

Year	Amount
2006	$120
2007	123
2008	127
2009	11

Total	$381

PDS has several non-cancelable operating leases primarily for the office building and plant, which expires over the following two years. Rental expense for the operating leases was $88,000 for the year ended December 31, 2005.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Future minimum lease payments in thousands for these leases are as follows:

Year	Amount
2006	$91
2007	66

Total	$157

PDG’s facility is on an operating lease with no expiration date. Either lessor or lessee may give the other party three months notice to terminate the lease. Rental expense incurred was $422,000 for the year ended December 31, 2005. There are also several operating leases for the business vehicles and a copier expiring on December 2007 and January 2009.

Future minimum lease payments in thousands for these leases are as follows:

Year	Amount
2006	$24
2007	24
2008	6

Total	$54

Capital Lease

The Company leases its office furniture, computer system, manufacturing equipment, and motor vehicle under capital leases. The cost of equipment under capital leases is included in the balance sheets as property and equipment and was $646,000 at December 31, 2005. Accumulated depreciation of the leased property at December 31, 2005 was approximately $184,000. Depreciation of assets under capital leases is included in depreciation expense.

Future minimum lease payments in thousands for capital leases are as follows:

Year	Amount
2006	$274
2007	225
2008	100
2009	32

Total	631
Less: Interest portion	(74)

Net minimum lease payments	$557

PDS leases certain machinery and equipment under capital lease agreements that expire at various dates over the next three years. The cost of equipment

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

under capital leases is included in the balance sheet as property and equipment and was $154,000 at December 31, 2005.

Future minimum lease payments in thousands for capital leases are as follows:

Year	Amount
2006	$63
2007	63
2008	39

Total	165
Less: Interest	(25)

Net minimum lease payments	$140

10.	RELATED PARTY TRANSACTIONS

The names and relationships of related parties are as follows:

Name of Related Parties	Relationship with the Company

Mr. Phil Liao	Sole shareholder
Shanghai Premier Industry Co., Ltd (Yuantong)	100% owned by the sole shareholder indirectly
Shanghai Jin Da Electronics Co., Ltd (Jin Da SH)	affiliated entity
Shanghai Tianheng Investment Consulting Co., Ltd (“Tianheng”)	100% owned by the sole shareholder
Tianxun Electronics (Shanghai) Co., Ltd (Tianxun)	100% owned by the sole shareholder

In 2005, PDS purchased equipment in the amount of $506,000 from Jin Da SH. As of December 31, 2005, receivable from and payable to Jin Da SH totaled $18,000 and $735,000, respectively.

As of December 31, 2005, payable to Yuantong totaled $18,000.

11.	PROVISION FOR INCOME TAXES

The Company accounts for its income taxes under the asset and liability approach whereby the expected future tax consequences of temporary differences between the book and tax basis of assets and liabilities are recognized as deferred tax assets and liabilities. Applicable federal and state corporate income tax rates have been applied in the calculation of the deferred tax assets and liabilities. A valuation allowance is established for any deferred tax assets for which realization is uncertain and it is mainly associated with the net operating loss and tax credits carry forward in the U.S. taxation.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

The components of the Company’s deferred income taxes consisted of the following as of December 31, 2005:

Current:
Accrued expenses	$62
Bad debt allowance	27
Inventory reserve	68
Sales return reserve	117
Foreign currency hedging	113
Depreciation	(18)
Inventory capitalization	25
Valuation allowance	(248)

Net deferred tax assets - Current	$146

Non-current:
Pension reserve	$119
Research credit	66
Net operating loss carryforward	216
Depreciation	(94)
State deferred tax	(20)
Valuation allowance	(173)

Net deferred tax assets – Non-current	$114

The provision for income tax consist of the following:

Federal	$417
State	109
Foreign taxes	1,177
Deferred income taxes	(17)

Total provision income tax	$1,686

As of December 31, 2005, in the US the Company had federal net operating loss of approximately $636,000 to be carried over to offset future federal income for income tax purposes. The federal net operating loss will expire in year 2023. However, the use of these losses may be severely limited in case of an over 50% ownership change as pursuant to IRC Section 382. Up to December 31, 2005, no ownership change as defined by IRC Section 382 has occurred.

In addition, as of December 31, 2005, the Company has approximately $48,000 and $18,000 in research and development tax credits available to offset future income tax for federal and California income tax purposes, respectively. Federal research credit will expire in 2021 and California credit may be carried over until fully utilized. Similarly, the use of these credits may be limited due to ownership change.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

The reconciliation of the Company’s effective tax rate and the federal statutory tax rate is as follows:

Statutory federal income tax rate	34.0%
State taxes, net of federal benefit	1.8%
Foreign income at other than U.S. rates	-5.6%
Net operating loss not benefited	3.5%
Valuation allowance	-11.0%
Other	4.5%

Effective Tax Rate	27.2%

The Company has made no provision for U.S. income taxes on approximately $14 millions of cumulative undistributed earnings of foreign subsidiaries through December 31, 2005 as it is the Company’s intention to permanently reinvest such earnings. If such earnings were distributed, the Company would accrue additional income tax expense of approximately $6 million.

12.	PENSION PLANS

The Company established a 401(k) retirement plan for the US employees. Employees that have completed three months of employment are eligible to participate in the plan. Employees can contribute up to 20% of their salary not to exceed the maximum amount allowed by the tax laws. There is no employer contribution required and no contribution was made for the year ended December 31, 2005.

The Germany subsidiary has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employee’s compensation during the five years before retirement. A pension reserve in the amount of $1,642,000 was accrued at December 31, 2005. The reserve amount is based on an actuarial expert’s opinion, who made his calculation using a weighted average assumed discount rate of 4.5%, annual return on plan assets of 4.5%, compensation increase rate of 2.5%, escalation of benefits in payments of 1.5%, and the Heubeck 1998/G2005 mortality tables which are acceptable under Germany pension regulations.

13.	CONTINGENT LIABILITIES

Due to a series of transactions that the Company entered into during 2004 and 2005 in the restructuring effort, the Company may have incurred additional income tax liabilities. The management is in the process of evaluating the likelihood that these liabilities would be assessed as well as the amount of such liabilities. As of the date of the report, the amount of such contingent liabilities is not determined.

14.	SUBSEQUENT EVENT

On February 4, 2006, PDI and the sole shareholders of PDI (Phillip and Yeechin Liao), entered into an agreement with Sirenza Microdevices Inc. (“Sirenza”), a NASDAQ listed company, to sell all of their shares in the Company to Sirenza, making the Company a fully owned subsidiary of Sirenza. As of the report date, the transaction had not been completed and is scheduled to be closed in April of 2006.

INDEPENDENT AUDITOR’S REPORT

We have audited the accompanying consolidated balance sheet of Premier Devices, Inc. (a California corporation) and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholder’s equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Premier Devices, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

December 15, 2005

Redwood City, California

PREMIER DEVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,
	2004	2003
ASSETS
Current Assets:
Cash and cash equivalents	$3,077	$—
Accounts receivable - net	4,250	1,805
Receivable from related party	84	17
Inventory - net	4,954	722
Notes receivable	121	134
Prepaid expenses	250	—
Other current assets	566	121
Deferred income tax - current	58	2

Total Current Assets	13,360	2,801

Property, Equipment and Software- Net	1,345	455

Other Assets:
Deferred income tax - noncurrent	111	1
Deposits	32	33

Total Other Assets	143	34

Total Assets	$14,848	$3,290

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$1,732	$1,632
Accrued expenses	1,325	—
Notes payable	121	134
Cash overdraft	—	97
Capital lease payable - current	86	5
Income tax payable	7	50
Other payable	411	199
Other payable - related party	618	879

Total Current Liabilities	4,300	2,996

Long-term Liabilities:
Capital lease payable - noncurrent	226	—
Pension reserve	1,659	—

Total Long-term Liabilities	1,885	—

Total Liabilities	6,185	2,996

Shareholder’s Equity:
Common stock, $1 par value:
Authorized shares - 10,000,000 at December 31, 2004 and 2003
Issued and outstanding shares - 1,561,000 and 2,061,000 at December 31, 2004 and 2003	1,561	2,061
Retained earnings/(accumulated deficit)	6,642	(1,767)
Cumulative translation adjustment	460	—

Total Shareholder’s Equity	8,663	294

Total Liabilities and Shareholder’s Equity	$14,848	$3,290

The accompanying notes are an integral part of these financial statements.

PREMIER DEVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	YEARS ENDED DECEMBER 31,
	2004	2003
Sales - net	$23,190	$6,746
Cost of sales	13,413	4,632

Gross profit	9,777	2,114
Operating expenses	4,897	3,673

Operating income/(loss)	4,880	(1,559)

Other income/(expenses):
Interest income	6	—
Interest expense	(141)	(45)
Other income	7	79
Loss on sale of investments	(750)	—
Loss on disposal of assets	(5)	—
Currency exchange gain/(loss)	(72)	10

Total other income/(expenses)	(955)	44

Income/(loss) before provision for income taxes	3,925	(1,515)
Provision for income taxes	23	58

Income/(loss) before extraordinary items	3,902	(1,573)
Extraordinary gain on acquisition of subsidiary	4,507	—

Net income/(loss)	$8,409	$(1,573)

Net income/(loss) per share	$4.08	$(0.76)

Weighted average shares used in calculation of net income/(loss) per share	2,061	2,061

The accompanying notes are an integral part of these financial statements.

PREMIER DEVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

(In thousands)

			Retained Earnings/ (Accumulated Deficit)	Cumulative Translation Adjustment	Total Shareholder’s Equity	Comprehensive Income/ (Loss)
	Common Stock
	Shares	Value
Balance at January 1, 2003	2,061	$2,061	$(194)	$—	$1,867	$—
2003 Net loss	—	—	(1,573)	—	(1,573)	(1,573)

Total 2003 Comprehensive Loss						$(1,573)

Balance at December 31, 2003	2,061	2,061	(1,767)	—	294	—
Redemption of common stock	(500)	(500)	—	—	(500)	—
Translation adjustment	—	—	—	460	460	460
2004 Net income	—	—	8,409	—	8,409	8,409

Total 2004 Comprehensive Loss						$8,869

Balance at December 31, 2004	1,561	$1,561	$6,642	$460	$8,663

The accompanying notes are an integral part of these financial statements.

PREMIER DEVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	YEARS ENDED DECEMBER 31,
	2004	2003
Cash Flows from Operating Activities:
Net income/(loss)	$8,409	$(1,573)
Adjustments to reconcile net income/(loss) to net cash provided by/(used for) operating activities:
Depreciation	280	165
Loss on disposal of assets	5	—
Loss on sale of investments	750	—
Deferred taxes	(165)	(3)
Changes in assets and liabilities:
Decrease/(Increase) in accounts receivable	(2,445)	115
(Increase) in receivable from related party	(67)	—
Decrease/(Increase) in inventory	(4,233)	345
Decrease/(Increase) in prepaid expenses	(250)	26
Decrease/(Increase) in deposits	1	(7)
(Increase) in other current assets	(444)	(9)
(Decrease)/Increase in accounts payable	100	689
Increase in accrued expenses	1,323	—
Increase in pension reserve	1,659	—
Increase/(Decrease) in income tax payable	(42)	50
(Decrease) in other payable - related party	(261)	—
(Decrease)/Increase in other payable	213	(52)

Net Cash Provided by/(Used for) Operating Activities	4,833	(254)
Cash Flows from Investing Activities:
Purchases of property, equipment and software	(1,176)	(13)
Purchases of investments	(750)	—

Net Cash Used for Investing Activities	(1,926)	(13)
Cash Flows from Financing Activities:
Redemption of common stock	(500)	—
Proceeds from notes receivable	13	1,039
Payments of notes payable	(13)	(684)
Borrowings on capital leases	353	—
Capital lease payments	(46)	—
Principal payments on short-term borrowing	—	(121)

Net Cash Provided by/(Used for) Financing Activities	(193)	234
Effect of exchange rates on cash	460	—

Net Increase/(Decrease) in Cash and Cash Equivalents	3,174	(33)
Cash and Cash Equivalents - Beginning of Year	(97)	(64)

Cash and Cash Equivalents - End of Year	$3,077	$(97)

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Income taxes	$66	$10

Interest	$141	$45

The accompanying notes are an integral part of these financial statements.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

1.	ORGANIZATION AND NATURE OF BUSINESS

Premier Devices, Inc. (the Company) was incorporated under the laws of the State of California on September 30, 1999. The Company designs and produces broadband communication product solutions which support a wide array of applications—including cellular telephones and networks, mobile data applications, wireless local loop, broadband/CATV, wireless local area networks, satellite communications, vehicle sensors, navigation, and radar. The Company’s standard product line includes Transformers, Splitters, Couplers, Mixers, Amplifiers, Oscillators, and Circulators. The Company has design and production centers in San Jose, CA; Shanghai, China; and Nuermberg, Germany.

The Company is 100% owned by Mr. Phil Liao. It has a wholly owned subsidiary in China, Premier Devices Inc. Shanghai (PDS). On June 1, 2004, the Company acquired another wholly owned subsidiary in Germany, Premier Devices Germany GmbH (PDG), through a Germany holding company, Premier Devices Germany Holding GmbH (PDGH).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company uses the accrual method of accounting for financial statements and income tax purposes.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. For PDG, only the activities from its acquisition date (June 1, 2004) were included. All significant inter-company balances and transactions have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue from product sales when units are shipped. Drop-ship sales are not recognized as revenue until products are directly shipped to the customers.

Cash Equivalents

Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash, and so near their maturity that they present insignificant risk of changes in interest rates. The Company considers all money market funds and highly liquid financial instruments purchased with original maturities of three months or shorter at investment date to be cash equivalents.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

Inventory

The Company values its inventory at lower of cost or market, cost being determined using moving average. Inventory consisted of raw material, work-in-progress, and finished goods. Costs include direct material costs, direct production costs as well as production overheads. Overheads are allocated according to the absorption costing principle.

Property, Equipment and Software

Property, equipment and software are stated at cost. Additions and betterments are capitalized to the property accounts, while maintenance and repairs, which do not enhance the useful lives of the assets, are expensed as incurred. Depreciation is computed using the straight-line method with estimated useful lives of 1 to 14 years. If unusual circumstances indicate that the fair value of the asset is below its recorded amount of carrying value, assets are subject to a write-down to reflect an impairment of value.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates and assumptions.

Concentration of Credit Risk

The management of the Company extends credit, based on the evaluation of each customer’s financial condition, and generally requires no collateral from its customers. Credit losses, if any, have been provided for in the financial statements and have been generally within management’s expectation.

Research and Development

Expenditures for research activities relating to product development are charged to expenses as incurred. The expenditures consist primarily of professional consulting services, design and development activities, and costs of engineering materials and supplies. Such expenditures amounted to $104,000 in 2004 and $16,000 in 2003, respectively.

Major Suppliers and Customers

For the year ended December 31, 2003, approximately 76% of the Company’s revenue was from four major customers. 67% of the Company’s purchases were with ten major suppliers. There were no major customers and vendors for the year ended December 31, 2004.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

Net Income/(Loss) Per Share

The computation of net income/(loss) per share is based on the weighted average number of shares of common stock outstanding during the year ended December 31, 2004 and December 31, 2003, respectively.

Foreign Currency Adjustment

The financial position and results of operations of the Company’s foreign subsidiary are measured using the foreign subsidiary’s local currency as the functional currency. Revenues and expenses have been translated into U.S. dollars at average exchange rates prevailing during the year. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gains and losses are recorded directly as a separate component of shareholder’s equity. Foreign currency translation resulted in a gain of $460,000 in 2004 and none in 2003.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations when incurred. Foreign currency transaction resulted in a loss of $72,000 for the year ended December 31, 2004, and a gain of $10,000 for the year ended December 31, 2003.

Comprehensive Income/(Loss)

Comprehensive income/(loss) is comprised of net income/(loss) and other comprehensive income/(loss). Other comprehensive income/(loss) includes certain changes in equity that are excluded from net income/(loss), such as, translation adjustments, unrealized holding gains and losses on available-for-sale marketable securities and certain derivative instruments.

3.	ACQUISITIONS

On June 1, 2004, the Company acquired 100% ownership of a plant located at Nuermberg, Germany from Motorola, Inc., which was incorporated as Premier Devices Germany GmbH (PDG). The results of PDG’s operations have been included in the consolidated financial statements since that date. PDG is engaged in the development, fabrication and distribution of hybrids, substrates and related products, which is in synergy with the Company’s existing business. The Company expected the acquisition to result in increased production and revenue sources by expanding into additional markets both in product lines and geographic locations.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

The Company acquired PDG from Motorola, Inc. at the cash price of $1, due to various business considerations on the part of Motorola. The fair value in thousands of the assets acquired and liabilities assumed at the date of acquisition are estimated as follows:

June 1, 2004
Current assets	$6,687

Total assets acquired	6,687

Current liabilities	(1,102)
Non-current liabilities	(1,078)

Total liabilities assumed	(2,180)

Net assets acquired	$4,507

There are no intangible assets or research and development assets recorded in this acquisition. As a result of the acquisition, the company recorded an extraordinary gain of $4,507,000 from the excess of the fair value of the assets acquired over the purchase price.

4.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents consisted of the following in thousands as of December 31, 2004 and December 31, 2003:

	2004	2003
Petty Cash	$4	$—
Checking/Current	3,058	(97)
Money Market	15	—

Total cash and cash equivalents	$3,077	$(97)

The Company maintains its cash balances at the banks within the United States of America as well as in foreign countries where its subsidiaries conduct business. The funds in the US are FDIC insured up to $100,000 per bank. As of December 31, 2004, the account balances in the US exceeded the federal depository insurance limit by $306,000. As of December 31, 2003, the account balances in the US exceeded the federal depository insurance limit by $25,000. The subsidiaries’ funds in Germany and China totaled $3,436,000 and $194,000 as of December 31, 2004 and 2003, respectively, of which $518,000 was pledged to the bank as a security for vendor payment guarantee as of December 31, 2004. The difference between the bank balance and the book balance is due to reconciling items such as outstanding checks and deposit in transit.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

5.	ACCOUNTS RECEIVABLE

At December 31, 2004 and December 31, 2003, the accounts receivable balances in thousands were as follows:

	2004	2003
Accounts receivable	$4,252	$1,805
Less: Allowance for doubtful accounts	(2)	—

Accounts receivable – net	$4,250	$1,805

The Company estimated its allowance for loss on receivable based on a review of the existing receivables, past collection experience and management’s evaluation of economic conditions. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts could differ from the actual losses.

6.	INVENTORY

Inventory in thousands consisted of the following as of December 31, 2004 and December 31, 2003:

	2004	2003
Raw materials	$1,013	$704
Work-in-progress	20	—
Finished goods	4,001	73
Production supplies	20	25

Subtotal	5,054	802
Less: Reserve for obsolescence	(100)	(80)

Inventory – net	$4,954	$722

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

7.	PROPERTY, EQUIPMENT AND SOFTWARE

Property, equipment and software consisted of the following in thousands as of December 31, 2004 and 2003:

	2004	2003
Furniture and equipment	$1,597	$821
Leasehold improvements	220	—
Motor vehicles	96	9
Computer software	43	5

Total property, equipment and software	1,956	835
Less: accumulated depreciation	(611)	(380)

Total Property, Equipment and Software – Net	$1,345	$455

Depreciation expense for the years ended December 31, 2004 and 2003 were $280,000 and $165,000, respectively.

8.	NOTES RECEIVABLE AND PAYABLE

Short-term notes receivable and payable represent PDS’s trade receivable payment received in bank acceptance notes, which were collateralized with China Merchants Bank and Bank of Shanghai for earlier payment.

9.	LEASE COMMITMENTS

Operating Lease

The Company leases its office and warehouse facilities in the US for various terms under long-term, non-cancelable operating lease agreements. Rental expense for the office and warehouse facilities was $250,000 for the year of 2004 and $279,000 for the year of 2003.

Future minimum lease payments in thousands for the leases are as follows:

Year	Amount
2005	$120
2006	120
2007	123
2008	127
2009	11

Total	$501

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

PDS has several noncancelable operating leases that expire in the following year. Rental expense for operating leases was $75,000 for the year of 2004 and $58,000 for the year of 2003.

Future minimum lease payments in thousands for the leases are as follows:

	2004	2003
Within one year	$65	$53

Total minimum lease payments	$65	$53

PDG’s facility is on an operating lease with no expiration date. Either lessor or lessee may give the other party three months notice to terminate the lease. Rental expense incurred was $403,000 for the ten month ended October 31, 2005. There are also several operating leases for the business vehicles expiring on December 2007 and January 2009.

Future minimum lease payments in thousands for these leases are as follows:

Year	Amount
2005	$48
2006	26
2007	26
2008	6

Total	$106

Capital Lease

The Company leases its office furniture, computer system, manufacturing equipment, and motor vehicle under capital leases. The cost of equipment under capital leases is included in the balance sheets as property and equipment and was $417,000 and $41,000 at December 31, 2004 and December 31, 2003, respectively. Accumulated depreciation of the leased property at December 31, 2004 and December 31, 2003, was approximately $63,000 and $21,000, respectively. Depreciation of assets under capital leases is included in depreciation expense.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

Future minimum lease payments in thousands for capital leases are as follows:

Year	Amount
2005	$214
2006	274
2007	225
2008	100
2009 & later	32

Subtotal	845
Less: interest portion	(533)

Total	$312

10.	RELATED PARTY TRANSACTIONS

The names and relationships of related parties are as follows:

Name of Related Parties	Relationship with the Company

Mr. Phil Liao	Sole shareholder
Shanghai Premier Industry Co., Ltd (Yuantong)	100% owned by PDGH until disposition
Jin Da Electronics Inc. (Jin Da)	100% owned by the sole shareholder
Shanghai Jin Da Electronics Co., Ltd (Jin Da SH)	Affiliated entity
MP World Electronics Corp. (MPE)	100% owned by the sole shareholder
Shanghai Tianheng Investment Consulting Co., Ltd (“Tianheng”)	100% owned by the sole shareholder
Tianxun Electronics (Shanghai) Co., Ltd (Tianxun)	100% owned by the sole shareholder
Orbit Resources Limited (Orbit Resources)	100% owned by the sole shareholder

PDGH invested $750,000 in Yuantong in early 2004. On November 30, 2004, it sold its 100% interest in Yuantong for $1 to Orbit Resources Limited, a British Virgin Island (BVI) company, and incurred a loss of $750,000.

In December 2004, the Company repurchased from Mr. Phil Liao, the sole shareholder, five hundred thousand (500,000) shares of the common stock of the Company at a redemption price of one dollar ($1) per share.

In 2004, the Company paid consulting fees to MPE and Jin Da totaling $295,000, for the management services they provided to the Company.

In 2004, PDS borrowed $44,000 from Tianxun. The amount remained unpaid as of December 31, 2004.

In 2004, PDS made purchases in the amount of $434,000 from Jin Da SH and paid $24,000 of expenses on behalf of Jin Da SH. As of December 31, 2004, receivable from and payable to Jin Da SH totaled $42,000 and $376,000, respectively.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

In 2004, PDS paid $204,000 of expenses on behalf of Yuantong. Yuantong paid $304,000 of PDS’s expenses during the same year. As of December 31, 2004, receivable from and payable to Yuantong totaled $42,000 and $100,000, respectively.

In 2004, PDS paid $53,000 in rent expenses to Tianheng. Tianheng also paid $14,000 of PDS’s expenses during the same year. As of December 31, 2004, payable to Tianheng totaled $98,000.

As of December 31, 2003, the Company made loans to Jin Da and MPE cumulatively in the amounts of $454,000 and $1,178,000, respectively. MPE charged the Company manufacturing costs in the amount of $289,000, which was offset by the loans made to MPE. These loans were later deemed uncollectible and written off as bad debt in 2003.

In 2003, PDS made purchases in the amount of $823,000 from Jin Da SH. As of December 31, 2003, receivable from and payable to Jin Da SH totaled $17,000 and $681,000, respectively.

In 2003, PDS paid $170,000 of expenses on behalf of Yuantong. Yuantong paid $182,000 of PDS’s expenses during the same year. As of December 31, 2003, payable to Yuantong totaled $12,000.

In 2003, PDS paid $58,000 in rent expenses to Tianheng and $14,000 of expenses on behalf of Tianheng. As of December 31, 2003, payable to Tianheng totaled $127,000.

In 2003, the Company had short term borrowings form its shareholder and affiliated entities in the amount of $59,000, which was paid off in year 2004.

11.	INCOME TAXES

The provision (benefit) for income tax consists of the following:

	2004	2003
State income taxes	$4	$1
Foreign income taxes	19	59
Deferred taxes	—	(2)

Total Provision for Income Tax	$23	$58

The Company accounts for its income taxes under the asset and liability approach whereby the expected future tax consequences of temporary differences between the book and tax basis of assets and liabilities are recognized as deferred tax assets and liabilities. Applicable federal and state corporate income tax rates have been applied in the calculation of the deferred tax assets and liabilities. A valuation allowance is established for any deferred tax assets for which realization is uncertain and is mainly associated with the net operating loss and tax credit carryforwards for the purpose of the U.S. taxation.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

The components of the Company’s deferred income taxes consisted of the following as of December 31, 2004 and 2003:

	2004	2003
Current:
State income tax	$1	$—
Accrued expenses	(20)	—
Net operating loss carryforward	37	—
Bad debt allowance	1	—
Inventory reserve	47	37
Tax credits	52	—
Depreciation	(9)	—
Start-up costs	—	(1)
Inventory capitalization	47	—
Valuation allowance	(98)	(34)

Net deferred tax assets - Current	$58	$2

Non-current:
Pension reserve	$138	$—
Research credit	79	79
Net operating loss carryforward	851	1,086
Depreciation	(117)	(19)
State deferred tax	(54)	(71)
Valuation allowance	(786)	(1,074)

Net deferred tax assets – Non-current	$111	$1

As of December 31, 2004, in the US the Company had federal and California net operating loss of approximately $2,175,000 and $1,262,000 to be carried over to offset future federal and state income for income tax purposes, respectively. As of December 31, 2003, the Company had federal and California net operating loss of approximately $2,684,000 and $1,963,000 to be carried over to offset future federal and state income for income tax purposes, respectively. It also had approximately $223,000 in foreign loss carryforwards. The federal loss will expire in year 2023. The California loss will expire in year 2013. However, the use of these losses may be severely limited in case of an over 50% ownership change as pursuant to IRC Section 382.

In addition, as of December 31, 2004 and 2003, the Company has approximately $48,000 and $35,000 in research and development tax credits available to offset future income tax for federal and California income tax purposes, respectively. Federal research credit will expire in 2021 and California credit may be carried over until fully utilized.

PREMIER DEVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

The reconciliation of the Company’s effective tax rate and the federal statutory tax rate is as follows:

	2004	2003
Statutory federal income tax rate	34.0%	-34.0%
State taxes, net of federal benefit	0.1%	0.1%
Foreign income at other than U.S. rates	-28.7%	3.7%
Net operating losses not currently benefited	—	34.0%
Benefit for net operating losses utilized	-4.8%	—

Effective Tax Rate	0.6%	3.8%

The Company has made no provision for U.S. income taxes on approximately $10 millions of cumulative undistributed earnings of foreign subsidiaries through December 31, 2004 because it is the Company’s intention to permanently reinvest such earnings. If such earnings were distributed, the Company would accrue additional income tax expense of approximately $3 million.

12.	PENSION PLANS

The Company established a 401(k) retirement plan for the US employees. Employees that have completed three months of employment are eligible to participate in the plan. Employees can contribute up to 20% of their salary not to exceed the maximum amount allowed by the tax laws. There is no employer contribution required and no contribution was made for years 2003 and 2004.

PDG has an unfunded defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employee’s compensation during the five years before retirement. A pension reserve in the amount of $1,659,000 was accrued at the end of 2004. The reserve amount is based on an actuarial expert’s opinion, who made his calculation using a weighted average assumed discount rate of 4.75%, compensation increase rate of 2.5%, escalation of benefits in payment of 1.5%, and the mortality tables acceptable under Germany pension regulations.

13.	CONTINGENT LIABILITIES

Due to a series of transactions that the Company entered into during 2004 in the restructuring effort, the Company may have incurred additional income tax liabilities. The management is in the process of evaluating the likelihood that these liabilities would be assessed as well as the amount of such liabilities. As of the date of the report, the amount of such contingent liabilities is not determined.